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Exhibit 15.2

HAN KUN LAW OFFICES

Suite 906, Office Tower C1, Oriental Plaza, 1 East Chang An Avenue, Beijing 100738, P.R. China

TEL: (86 10) 8525-5500; FAX: (86 10) 8525-5511/5522

Date: April 30, 2012

Bona Film Group Limited
11/F, Guan Hu Garden 3
105 Yao Jia Yuan Road, Chaoyang District
Beijing 100025,
People's Republic of China

Dear Sir/Madam:

        We hereby consent to the use of our name under the captions,"Risk Factors" in "Item 3. Key Information", and "Regulations of Our Industry" and "Organizational Structure" in "Item 4. Information of the Company", included in the Annual Report on Form 20-F of Bona Film Group Limited for the fiscal year ended December 31, 2011, which will be filed with the Securities and Exchange Commission in the month of April 2011.

Yours Sincerely,

/s/ Han Kun Law Offices Han Kun Law Offices

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  Exhibit 15.2
HAN KUN LAW OFFICES Suite 906, Office Tower C1, Oriental Plaza, 1 East Chang An Avenue, Beijing 100738, P.R. China TEL : (86 10) 8525-5500; FAX : (86 10) 8525-5511/5522